UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  November 12, 2008

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                   Results of Operations and Financial Condition.

On November 17, 2008, Aspyra, Inc. (the “Company”) issued a press release announcing its operating and financial results for the third quarter ended September 30, 2008.  A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, James Zierick tendered his resignation as interim Chief Executive Officer of Aspyra, Inc., effective immediately.  Mr. Zierick will remain a director of the Company.

On November 12, 2008, Aspyra, Inc. entered into an agreement with Rodney Schutt to serve as the Company’s Chief Executive Officer effective November 17, 2008. Additionally, the Company’s Board of Directors, in accordance with Section 3.04(B) of the Company’s Bylaws, elected Mr. Schutt as a member of the Company’s Board of Directors.  Mr. Schutt will fill a vacancy on the Board of Directors and will serve until the 2009 Annual Meeting of Shareholders or until his earlier death, resignation or removal.

Prior to becoming the Chief Executive Officer at Aspyra, Mr. Schutt served, between July 2007 and July 2008, as the Chief Operating Officer for Luminetx, a provider of bioscience technologies based in Memphis, TN.  Prior to his position with Luminetx, between August 2004 and May 2007, Mr. Schutt served as Vice President of Business Development and Global Commercial Operations for Smith and Nephew Orthopaedics, a public medical device company, and prior to this held various positions at GE Healthcare. Mr. Schutt holds a B.A. degree in Business Administration from Marion College.

The Company and Mr. Schutt have entered into an employment agreement effective November 17, 2008 setting forth the terms of Mr. Schutt’s services as CEO.  Under the agreement, Mr. Schutts’s compensation will be $225,000 per year payable in accordance with the Company’s payroll practices.  Additionally, the Company will also award an incentive stock option to Mr. Schutt exercisable for 375,000 shares of Aspyra common stock, at an exercise price equal to the closing market price of the Company’s common stock on November 17, 2008.  The options will vest at a rate of 25% annually beginning one year after grant date until fully vested or, if earlier, the termination of Mr. Schutt’s services as CEO.  The options will have a five year term.  The Company will also provide Mr. Schutt with housing accommodations, rental car reimbursement and travel reimbursement of four airfare per month for a period of six months as well as relocation expense reimbursement up to a maximum of $20,000.  Pursuant to the agreement, the Company will provide reimbursement of the cost of Mr. Schutt realtor commission up to a maximum of 6% on the sale of his home payable ratably over a period of six months or, if earlier, the termination of Mr. Schutt’s service as Chief Executive Officer.

There are no understandings or arrangements between Mr. Schutt and any other person pursuant to which Mr. Schutt was selected as Chief Executive Officer and director.  Mr. Schutt does not have any family relationship with any other director, executive officer or person nominated or chosen by the Company’s Board of Directors to become a director or executive officer.  There have been no transactions, or series of related transactions, in the last year, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was a party, or will be a party, and in which Mr. Schutt or any member of his immediate family had, or will have a direct or indirect material interest.

With the appointment of Mr. Schutt as CEO, James Zierick will return to his role as director.  Mr. Zierick assumed the role of interim Chief Executive Officer in February 2008.

A copy of the agreement between the Company and Mr. Schutt and a copy of the Company’s press release dated November 18, 2008 announcing Mr. Schutt’s appointment as Chief Executive Officer and director are included as Exhibit 10.1 and Exhibit 99.2 to this report, respectively, and each is incorporated herein by reference.

Item 9.01                                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement dated November 12, 2008 by and between Aspyra, Inc. and Rodney Schutt
99.1	Aspyra, Inc. Press Release issued November 17, 2008.
99.2	Aspyra, Inc. Press Release issued November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2008	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement dated November 12, 2008 by and between Aspyra, Inc. and Rodney Schutt
99.1	Aspyra, Inc. Press Release issued November 17, 2008.
99.2	Aspyra, Inc. Press Release issued November 18, 2008.